Exhibit 3.89

Exhibit 3.89 ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708

Website: www.nvsos.gov Articles of Organization Limited-Liability Company (PURSUANT TO NRS 88) Filed in the office of Document Number

20070350695-67 Ross Miller Secretary of State State of Nevada Filing Date and Time 05/21/2007 3:20 PM Entity Number E0358022007-4 USE BLACK INK ONLY—DO NOT HIGHLIGHT (This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company:

(must contain approved limited-liability company wording; see instructions)

RB Heights Health Holdings LLC

Check box if a series Limited-Liability Company

2. Registered Agent for Service of Process: (check only one box)

Commercial Registered Agent: National Registered Agents, Inc. of NV

1000 Best William Street

Name

National Registered Agents, Inc. of NV Carson City

Nevada 89701

(MANDATORY) Physical Street Address City Zip Code

(OPTIONAL)Mailing Address City Zip Code

3. Dissolution Date: (optional) Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: (required) Company shall be managed by: Manager(s) OR Member(s)

(check only one box) 5. Name and Address of each Manager or Managing Member:

(attach additional page if more than 3) The Ensign Group, Inc. Name 27101 Puerta Real, Suite 450 Mission Viejo CA 92691 Street Address City State Zip Code

Name

Address City State Zip Code

Name

Address City State Zip Code

6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)

Daniel H. Walker,

Name Organizer Signature

27101 Puerta Real, Suite 450 Mission Viejo CA 92691 Address City State Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

May 21, 2007 Authorized Signature of registered Agent or On Behalf of Registered Agent Entity Date Nevada Secretary of State NRS 86 DLLC Articles Revised on 01/01/07 This form must be accompanied by appropriate fees.

ROSS MILLER Secretary of state 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708

Website: www.nvsos.gov Resident Agent Acceptance

1. Form print legibly or type: Black Ink Only

2. Complete all fields. Do not highlight.

3. Ensure that document is signed in signature field.

In the matter of RB Heights Health Holdings LLC

Name of Represented Business Entity

I, National Registered Agents, Inc. of NV

(Name of resident agent)

hereby state that on May 21, 2007 I accepted the appointment as resident agent for the above named business entity. The street address of the resident agent in this sate is as follows:

1000 Best William Street Suite 204

(MANDATORY) Physical Street Address Suite number

Carson city Nevada 89701 City Zip Code

Optional: (address where mail will be sent)

(OPTIONAL) (Additional Mailing Address Suite number

City State Zip Code

5/21/07 Authorized Signature of R.A. or On Behalf of R.A. Company Date

Paul J. Hagan, Assistant Secretary Nevada Secretary of State Form RA Acceptance 2007 Revised: 01/01/07

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE BUSINESS LICENSE APPLICATION OF: ENTITY NUMBER RB HEIGHTS HEALTH HOLDINGS LLC E0358022007-4 NAME OF LIMITED-LIABILITY COMPANY FOR THE FILING PERIOD OF May, 2014 TO May, 2015 *100401* Filed in the office of Document Number 20140487694-95 Ross Miller Secretary of State State of Nevada Filing Date and Time 07/07/2014 7:32 AM Entity Number E0358022007-4 (This Document was filed electronically) ABOVE SPACE IS FOR OFFICE USE ONLY USE BLACK INK ONLY-DO NOT HIGHLIGHT **YOU MAY FILE THIS FORM ONLINE AT www.nvsllverflume.gov** Return one file stamped copy. (if filing not accompanied by order instructions, file stamped copy will be sent to registered agent.) IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all manager or managing members A Manager, or if none, a Managing Member of the LLC must sign the form. FORM WILL BE RETURNED IF UNSIGNED.

2.	If there are additional managers or managing members, attach a list or them to this form.

3. Return completed form with the fee of $125.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list far the previous year.

4. State business license fee is $200.00 Effective 2/1/2010, $100 00 must be added for failure to file form by deadline.

5.	Make your check payable to the Secretary of State

6 Ordering Copies: if requested above, one file stamped copy will be returned at no additional charge To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.

7. Return the completed form to; Secretary of State, 202 North Carson Street. Carson City. Nevada 89701-4201. (775) 684-5708.

8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ANNUAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 (if filing late) BUSINESS LICENSE FEE: $200.00 LATE PENALTY $100.00 (if filing late) CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW NRS 76.020 Exemption Codes Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code:

001—Governmental Entity 005-Motion Picture Company 006—NRS 680B.020 Insurance Co.

NOTE: If claiming an exemption a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result In rejection, which could result in late fees. NAME CTR PARTNERSHIP, L.P. MANAGER OR MANAGING MEMBER ADDRESS CITY STATE ZIP CODE 27101 PUERTA REAL, SUITE 400, USA MISSION VIEJO CA 92691 NAME MANAGER OR MANAGING MEMBER ADDRESS CITY STATE ZIP CODE NAME MANAGER OR MANAGING MEMBER ADDRESS CITY STATE ZIP CODE NAME MANAGER OR MANAGING MEMBER ADDRESS CITY STATE ZIP CODE None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent Intent of concealing the Identity of any person or persons exercising the power or authority of a manager or managing member In furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239,330, it is a category C felony to knowingly offer any false or forged instrument for tiling in the Office of the Secretary of State, WILLIAM WAGNER Title Date CHIEF FINANCIAL OFFICER 7/7/2014 7:32:04 AM

Signature of Manager, Managing Member or Other Authorized Signature Nevada Secretary of State List ManorMem Revised: 8-8-13